Exhibit 10.1

EXECUTION COPY

TRANSACTION AGREEMENT

dated as of

August 7, 2019

by and among

JAKKS PACIFIC, INC.,

THE OTHER COMPANY PARTIES THAT ARE

SIGNATORY HERETO,

and

THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES HERETO

TABLE OF CONTENTS

		PAGE

	Article 1

	DEFINITIONS

Section 1.01	Defined Terms	4
Section 1.02	Other Definitional and Interpretative Provisions	10

	Article 2

	TRANSACTIONS

Section 2.01	Transactions	11
Section 2.02	Closing	14

	Article 3

	OTHER AGREEMENTS OF THE PARTIES; REPRESENTATIONS AND WARRANTIES

Section 3.01	Execution of Definitive Agreements	14
Section 3.02	Reasonable Best Efforts; Further Assurances	14
Section 3.03	Representations and Warranties of the Parties	14
Section 3.04	Additional Representations and Warranties of JAKKS	15
Section 3.05	Additional Representations, Warranties and Agreements of the Consenting Noteholders	17
Section 3.06	Confidentiality	20
Section 3.07	Public Announcements	20
Section 3.08	Pre-Closing Obligations	20
Section 3.09	Recusal	20
Section 3.10	Independent Nature of Consenting Noteholders’ Obligations and Rights	21
Section 3.11	Stockholder Approval	21
Section 3.12	New Common Equity	22
Section 3.13	Registration Rights Agreement	22
Section 3.14	Withholding	22
Section 3.15	Additional Voting Agreements	22

	Article 4

	CONDITIONS

Section 4.01	Conditions to Obligations of the Parties	23

	Article 5

	TERMINATION

Section 5.01	Termination	25
Section 5.02	Effect of Termination	25

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Schedules

Schedule 2.01 – Transactions

Schedule 2.01(c) – Form of Closing Date Notice to Consenting Noteholders

Schedule 3.04(i) – Voting Agreements

Exhibits

Exhibit A – Form of New Bylaws

Exhibit B – Form of New Preferred Certificate of Designations

Exhibit C – Form of First Lien Credit Agreement

Exhibit D – Form of New Revolving Credit Facility Credit Agreement

Exhibit E – Form of New Intercreditor Agreement

Exhibit F-1– Form of 2017 Oasis Note Amendment

Exhibit F-2– Form of 2018 Oasis Note Amendment

Exhibit F-3 – Form of 2019 Oasis Note

Exhibit G– Amended and Restated Nominating and Corporate Governance Committee Charter

Exhibit H – Form of Employment Agreement Amendment

Exhibit I – Escrow Agreement

Exhibit J – Form of Oasis Registration Rights Agreement

Exhibit K – Form of Employment Agreement Acknowledgement

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TRANSACTION AGREEMENT

This TRANSACTION AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) is dated as of August 7, 2019 by and among (i) JAKKS Pacific, Inc., a Delaware corporation (“JAKKS”), (ii) certain of JAKKS’ Subsidiaries (as defined below) and Affiliates (as defined below) listed on the signature pages hereto (collectively, and together with JAKKS, the “Company” or the “Company Parties,” and each of the entities that comprise the Company, a “Company Party”), and (iii) the other parties listed on the signature pages hereto. The foregoing parties are sometimes referred to herein individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, JAKKS is party to that certain Credit Agreement, dated as of March 27, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof in accordance with the terms thereof, and including all schedules, annexes and exhibits attached thereto, the “Existing Revolving Credit Facility”), among JAKKS, Disguise, Inc., a Delaware corporation (“Disguise”), JAKKS Sales LLC, a Delaware limited liability company formerly known as JAKKS Sales Corporation (“JAKKS Sales”), Maui, Inc., an Ohio corporation (“Maui”), Moose Mountain Marketing, Inc., a New Jersey corporation (“Moose”), and Kids Only, Inc., a Massachusetts corporation (“Kids”), as borrowers, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as successor agent, and the other parties thereto;

WHEREAS, JAKKS is party to that certain Term Loan Agreement, dated as of June 14, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof in accordance with the terms thereof, and including all schedules, annexes and exhibits attached thereto, the “Existing Term Loan Facility”), among JAKKS, Disguise, JAKKS Sales, Maui, Moose, and Kids, as borrowers, the lenders from time to time party thereto, GACP Finance Co., LLC, as agent (in such capacity, the “Term Loan Agent”), and the other parties thereto;

WHEREAS, certain Parties are beneficial holders, or investment managers for beneficial holders, of notes issued under that certain Indenture, dated as of June 9, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof in accordance with the terms thereof, and including all schedules, annexes and exhibits attached thereto, the “Convertible Notes Indenture”), among JAKKS, as issuer, and Regions Bank, as successor trustee (in such capacity, the “Convertible Notes Trustee”), pursuant to which there is outstanding as of the date hereof $113,000,000 in aggregate principal amount of JAKKS’ 4.875% Convertible Senior Notes due 2020 (the “Convertible Notes”);

WHEREAS, pursuant to that certain Convertible Senior Note, dated as of November 7, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, including all schedules, annexes and exhibits attached thereto), JAKKS issued to Oasis Investments II Master Fund Ltd. (“Oasis”), and there is outstanding as of the date hereof, $21,550,000 in aggregate principal amount of a JAKKS Convertible Senior Note (the “2017 Oasis Note”);

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WHEREAS, pursuant to that certain Convertible Senior Note, dated as of July 26, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, including all schedules, annexes and exhibits attached thereto), JAKKS issued to Oasis, and there is outstanding as of the date hereof, $8,000,000 in aggregate principal amount of a JAKKS Convertible Senior Note (the “2018 Oasis Note” and, together with the 2017 Oasis Note, the “Oasis Notes”);

WHEREAS, (i) the Consenting Convertible Noteholders (as defined below) beneficially own $103,845,000 in aggregate principal amount of the Convertible Notes, and (ii) the Consenting Oasis Noteholder holds $7,250,000 in aggregate principal amount of the Convertible Notes and $29,550,000 in aggregate principal amount of the Oasis Notes;

WHEREAS, the Parties have engaged in arm’s-length, good faith discussions regarding a proposed restructuring, refinancing, and recapitalization transaction concerning the Company; and

WHEREAS, the Parties have agreed to enter into certain restructuring, refinancing and recapitalization transactions and desire to set forth certain terms and conditions relating to, among other things, such restructuring, refinancing, and recapitalization transactions as described herein.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Article 1

DEFINITIONS

Section 1.01         Defined Terms.

(a)          As used herein, each of the following terms has the following meaning:

“Accredited Investor” means, with respect to any Person, an institutional “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act.

“Ad Hoc Group Advisors” means, collectively, Stroock & Stroock & Lavan LLP, CMS Hasche Sigle, Hong Kong LLP, and FTI Consulting, Inc.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, however, that notwithstanding the foregoing, an Affiliate shall not include any “portfolio company” or “portfolio investment” (as such terms are customarily used among institutional investors) of any Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. It is understood that none of the Consenting Convertible Noteholders shall be deemed an Affiliate of the Company solely because an officer, director or employee of such Consenting Convertible Noteholder or one of its Affiliates serves as a Series A Preferred Director (as defined in the New Preferred Certificate of Designations).

“Amended and Restated Nominating and Corporate Governance Committee Charter” means the Amended and Restated Nominating and Corporate Governance Committee Charter to be adopted by the Board subject to and effective upon the Closing in the form set forth on Exhibit G.

“Amended and Restated Oasis Notes” means (i) the Amended and Restated Oasis Notes requested by the Company Parties to memorialize the amended terms of the Oasis Notes set forth on Exhibit F-1 and Exhibit F-2 hereto, and (ii) the additional note to be issued to Oasis pursuant to Section 2.01(b)(iii) hereof in the form set forth on Exhibit F-3 hereto (the “New Oasis Note”).

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“Board” means the board of directors of JAKKS.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable Law to close.

“Certificate of Incorporation” means the Certificate of Incorporation of JAKKS, as the same may be amended or amended and restated from time to time, including by the New Preferred Certificate of Designations.

“Classified Board Proposal” means a proposal to amend the Certificate of Incorporation to classify the Board into three (3) classes, designated Class I, Class II and Class III, with staggered three (3)-year terms, with Class I comprised of two (2) Common Directors (as defined in the New Bylaws) (with their terms expiring at the annual meeting of stockholders to be held in 2021), Class II comprised of three (3) Common Directors, two (2) of whom shall be the New Independent Common Directors (as defined in the New Bylaws) (with their terms expiring at the annual meeting of stockholders to be held in 2022), and Class III comprised of two (2) Series A Preferred Directors (as defined in the New Bylaws) (with their terms expiring at the annual meeting of stockholders to be held in 2023), such classification to be effective as of the date of the annual meeting of stockholders to be held in 2020, or if later, the date of the stockholders’ meeting at which the Classified Board Proposal is approved.

“Closing Date” means the date of the Closing.

“Common Stock” means the authorized common stock, par value $0.001 per share, of JAKKS.

“Confidential Information” means all non-public or confidential information, written or oral and in any format, pertaining to the Transactions, JAKKS and its Subsidiaries and Affiliates (collectively, the “JAKKS Entities,” and each a “JAKKS Entity”) and the business of the JAKKS Entities which has been or will be furnished to any Person or any Representative of such Person, including that portion of all analyses, estimates, projections, compilations, forecasts, studies, summaries, notes, data or other documents prepared by any Person or its Representatives to the extent they contain or reflect any Confidential Information; provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Person or its Representatives to whom Confidential Information is provided that is known to be in violation of any confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality to any JAKKS Entity with respect to such information, (ii) a Person can reasonably show was within such Person’s possession, or the possession of one or more of its Representatives, prior to it being furnished to such Person by or on behalf of any JAKKS Entity, provided that the source of such information was not known by such Person to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any of the JAKKS Entities, any of their Representatives or any other party with respect to such information, (iii) was independently developed by a Person or its Representatives to whom Confidential Information is provided without use of, reference to or reliance upon Confidential Information, (iv) is expressly permitted by the JAKKS Entities or their Representatives to be disclosed to third parties on a non-confidential basis, or (v) is or becomes generally available to a Person or its Representatives to whom Confidential Information is provided, or was obtained from a third party on a non-confidential basis from a source not known to such Person or its Representatives, at the time of such disclosure, (a) to be prohibited from disclosing such information by a contractual, legal or fiduciary obligation to any JAKKS Entity or any of its Representatives, or (b) to have received such information as a result of any breach of any other contractual, legal or fiduciary or other obligation to the JAKKS Entities or their Representatives to keep such information confidential.

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“Consenting Convertible Noteholders” means the beneficial holders, or the investment managers for the beneficial holders, of the Convertible Notes other than Oasis and its Affiliates, in their capacities as such, that have executed this Agreement as set forth on the signature pages hereto, or have become parties to this Agreement through a Joinder pursuant to Section 3.05(a)(iv).

“Consenting Convertible Noteholders Registration Rights Agreement” means that certain registration rights agreement to be entered into within thirty (30) days after the Closing Date by and among JAKKS and the Consenting Convertible Noteholders relating to, among other things, the registration of the shares of Common Stock issued on the Closing Date, which registration rights agreement shall be substantially similar to, and shall confer registration rights that are pari passu, and shared on a pro rata basis, with the registration rights of Oasis as set forth in, the Oasis Registration Rights Agreement set forth on Exhibit J hereto and otherwise in form and substance reasonably acceptable to the Consenting Convertible Noteholders.

“Consenting Noteholders” means, collectively, the Consenting Convertible Noteholders and the Consenting Oasis Noteholder.

“Consenting Oasis Noteholder” means the holder of the Oasis Notes that has executed this Agreement as set forth on the signature pages hereto, or any future holders of any Oasis Notes that have become parties to this Agreement through a Joinder pursuant to Section 3.05(a)(iv).

“Consenting Oasis Noteholder Advisor” means Schulte Roth & Zabel LLP.

“Damages” means any damages, liabilities, losses, injuries, contributions, indemnities, compensation, obligations, costs, attorney’s fees and expenses of any kind and nature whatsoever, whether known or unknown, fixed or contingent, in law or in equity, sounding in tort or in contract and whether or not asserted.

“Employment Agreement Acknowledgements” means the acknowledgements regarding certain enumerated provisions in the JAKKS employment agreements of Jack McGrath and Brent Novak, in the form set forth on Exhibit L hereto.

“Employment Agreement Amendment” means Amendment No. 3 to the Second Amended and Restated Employment Agreement of Stephen Berman to be executed and otherwise become effective upon the Closing in the form set forth on Exhibit H hereto.

“Enforceability Exceptions” means (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

“Escrow Agreement” means that certain escrow agreement to be entered into on or about the date of this Agreement between Cortland Capital Market Services LLC, as escrow agent (in such capacity, the “Escrow Agent”) and the funding entities parties thereto, attached hereto as Exhibit I.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder).

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“First Lien Credit Agreement” means that certain First Lien Term Loan Facility Credit Agreement, dated as of the Closing Date (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, and including all schedules, annexes and exhibits attached thereto), among JAKKS, Disguise, JAKKS Sales, Maui, Moose, and Kids, as borrowers, the lenders from time to time party thereto, Cortland Capital Market Services LLC (“Cortland”), as administrative agent, and the other parties thereto, substantially in the form set forth on Exhibit C hereto.

“First Lien Obligations” means the first lien term loan obligations pursuant to the First Lien Credit Agreement in an aggregate principal amount equal to (a) the aggregate principal amount of Convertible Notes tendered by the Consenting Convertible Noteholders pursuant to this Agreement, plus (b) accrued and unpaid interest on such Convertible Notes to the Closing Date, plus (c) the New Money Investment.

“Governance Agreements” means each of the Voting Agreements, the New Bylaws, the Amended and Restated Nominating and Corporate Governance Committee Charter, and the New Preferred Certificate of Designations.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body.

“Insolvency Proceeding” means any proceeding, proposal, corporate action or other procedure commenced or other step taken (including the making of an application, the presentation of a petition, the filing or service of a notice or the passing of a resolution) by or against any person under any provision of Title 11 of the U.S. Code or any other applicable state, provincial, territorial or federal bankruptcy or insolvency laws in effect from time to time in any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto, including winding-up, dissolution, administration, assignments for the benefit of any class of creditors, formal or informal moratoria, compositions, compromises, suspension of payments, extensions generally with any class of creditors, or proceedings seeking reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), arrangement, or other similar relief (including suspension of payments), or a custodian or a trustee, receiver, monitor, liquidator, administrator, administrative receiver, compulsory manager or similar custodian is appointed for, or takes charge of, all or substantially all of the property of any person.

“Law” means any transnational, domestic or foreign federal, state or local statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law, including the common law.

“Material Adverse Effect” means any material adverse effect on: (i) the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of any Company Party, individually or taken as a whole; (ii) the legality, validity, binding effect or enforceability of any of the Transaction Documents with respect to any Company Party; or (iii) the authority or ability of any Company Party to perform its obligations hereunder and under the other Transaction Documents.

“New Bylaws” means the Second Amended and Restated Bylaws of JAKKS, to be adopted by the Board subject to and effective upon the Closing, in the form set forth on Exhibit A hereto.

“New Common Equity” means the number of shares of Common Stock, having the rights, restrictions and limitations (and subject to the rights of holders of Preferred Stock) set forth in the Certificate of Incorporation and the New Bylaws, equal to 19.9% of the outstanding shares of Common Stock (determined prior to the consummation of the Transactions contemplated by this Agreement) as of the Closing Date.

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“New Intercreditor Agreement” means that certain intercreditor agreement governing the intercreditor relationships between the lenders under the New Revolving Credit Facility and the holders of the First Lien Obligation to be executed and otherwise become effective upon the Closing substantially in the form set forth on Exhibit E hereto.

“New Management Incentive Plan” means JAKKS’ Amended and Restated Management Incentive Plan to be adopted after the Closing Date by the Board.

“New Money Investment” means the total amount of $30,000,000 in cash to be delivered by the Consenting Convertible Noteholders at the Closing in accordance with Section 2.01(a).

“New Preferred Certificate of Designations” means the Certificate of Designations of the New Preferred Stock to be filed with the Secretary of State of the State of Delaware prior to the Closing and effective as of the Closing in the form set forth on Exhibit B hereto.

“New Preferred Equity” means the 200,000 shares of Series A Senior Preferred Stock of JAKKS, such shares having the rights, restrictions and limitations set forth in the New Preferred Certificate of Designations, to be issued by JAKKS at Closing.

“New Revolving Credit Facility” means that certain revolving credit facility which on the Closing Date shall replace the Existing Revolving Credit Facility, pursuant to the New Revolving Credit Facility Credit Agreement.

“New Revolving Credit Facility Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of the Closing Date (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, and including all schedules, annexes and exhibits attached thereto), among JAKKS, Disguise, JAKKS Sales, Maui, Moose, and Kids, as borrowers, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto, substantially in the form set forth on Exhibit D hereto.

“New Securities” means, collectively, the New Common Equity and New Preferred Equity.

“Nominating Committee” means the Nominating and Corporate Governance Committee of the Board.

“Notes” means, collectively, the Convertible Notes and the Oasis Notes.

“Oasis Registration Rights Agreement” means that certain registration rights agreement dated as of the Closing Date by and among JAKKS and the Oasis Consenting Noteholders relating to, among other things, the registration of the resale of the shares of Common Stock issuable upon conversion of the Amended and Restated Oasis Notes, in the form set forth on Exhibit J.

“Organizational Documents” means, with respect to any Person (other than an individual), the certificate or articles of incorporation or organization or memorandum of association of such Person (including, if applicable, any certificates of designation associated therewith) and any limited liability company, operating or partnership agreement, bylaws, bye-laws, trust agreement or similar documents or agreements relating to the legal organization or governance of such Person, in each case as may be amended from time to time in accordance therewith.

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“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means the authorized preferred stock, par value $0.001 per share, of JAKKS.

“Representatives” means any Person or such Person’s Affiliates and its and its Affiliates’ respective directors, managers, officers, partners, members, employees, current investors, prospective investors, advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors), experts, representatives or agents.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder).

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time, directly or indirectly, owned by such Person.

“Transaction Documents” means, collectively, this Agreement, the Oasis Registration Rights Agreement, the Amended and Restated Oasis Notes, the Voting Agreements, the New Bylaws, the Amended and Restated Nominating and Corporate Governance Committee Charter, the First Lien Credit Agreement, the New Intercreditor Agreement, the New Preferred Certificate of Designations, the New Revolving Credit Facility Credit Agreement, the Employment Agreement Amendment, the Employment Agreement Acknowledgements, the Escrow Agreement, and any additional definitive documents relating to any of the foregoing.

“Voting Agreements” means, collectively, each of the Voting Agreements to be executed and delivered by JAKKS and certain of its stockholders, each in forms agreed upon by the Consenting Convertible Noteholders, and, in the case of the Voting Agreement to be executed and delivered by the Consenting Oasis Noteholder, in a form agreed upon by the Consenting Oasis Noteholder and the Consenting Convertible Noteholders.

(b)          Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

2017 Oasis Note	Recitals
2018 Oasis Note	Recitals
Agreement	Preamble
Claim	Section 6.15
Claims	Section 6.15
Closing	Section 2.02(a)
Company	Preamble
Company Parties	Preamble
Company Party	Preamble
Convertible Notes	Recitals
Convertible Notes Indenture	Recitals
Convertible Notes Trustee	Recitals
Disguise	Recitals

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DTC	Section 2.01(a)(i)(B)
End Date	Section 5.01(b)
Escrowed Cash Amount	Section 2.01(a)(i)(A)
Escrowed Convertible Notes	Section 2.01(a)(i)(B)
Escrowed Oasis Convertible Notes	Section 2.01(b)(ii)
Existing Revolving Credit Facility	Recitals
Existing Term Loan Facility	Recitals
GAAP	Section 3.04(g)
JAKKS	Preamble
JAKKS Sales	Recitals
Joinder	Section 3.05(a)(iv)
Kids	Recitals
Legal Restraint	Section 4.01(a)
Maui	Recitals
Moose	Recitals
NASDAQ	Section 3.11
Non-Recourse Party	Section 6.14
Oasis	Recitals
Oasis Notes	Recitals
Oasis Notes Cash Interest Payment	Section 2.01(b)(iii)
Parties	Preamble
Party	Preamble
Related Party	Section 6.15
Releasees	Section 6.15
Releasing Parties	Section 6.15
Rule 144	Section 3.05(c)(i)
Rule 144A	Section 3.05(c)(i)
SEC Documents	Section 3.04(g)
Securities Law Restrictions	Section 3.05(c)(i)
Stockholder Approval	Section 3.11
Stockholder Meeting	Section 3.11
Term Loan Agent	Recitals
Transactions	Section 2.01
Transfer	Section 3.05(a)(iv)

Section 1.02         Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Schedules or Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term, the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. All references to a particular statute or other Law shall be deemed to include all rules and regulations thereunder in effect from time to time. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

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Article 2

TRANSACTIONS

Section 2.01         Transactions. Upon the terms and subject to the conditions set forth herein, each Consenting Noteholder hereby agrees with the Company, and the Company hereby agrees with each Consenting Noteholder, that, at and effective as of the Closing, each of the following transactions (the “Transactions”) shall occur on the Closing Date (except that the delivery of the New Money Investment into escrow described in subparagraph (a)(i)(A) below and the delivery of the Convertible Notes into escrow described in subparagraphs (a)(i)(B) and (b)(ii) below shall occur at least one (1) Business Day prior to the Closing Date as set forth in such subparagraphs):

(a)          Convertible Noteholder Transactions.

(i)          At least one (1) Business Day prior to the Closing Date, each Consenting Convertible Noteholder:

(A)        shall deliver, or cause to be delivered, to the Escrow Agent, to be held and applied at the Closing (subject to written confirmation by the Company and by the Consenting Convertible Noteholders (or on their behalf by Stroock & Stroock & Lavan LLP, as an Ad Hoc Group Advisor) as to satisfaction (or waiver in writing by the Consenting Convertible Noteholders) of the conditions to Closing set forth herein) in accordance with the Escrow Agreement, cash in the amount set forth on Schedule 2.01 opposite the name of such Consenting Convertible Noteholder, which amount shall be equal to such Consenting Convertible Noteholder’s pro rata share (based on the principal amount of the Convertible Notes beneficially owned by (or by funds or accounts managed by) such Consenting Convertible Noteholder relative to the aggregate principal amount of the Convertible Notes beneficially owned by (or by funds or accounts managed by) all Consenting Convertible Noteholders) of the New Money Investment, and which, together with the cash amount from, or from funds or accounts managed by, each other Consenting Convertible Noteholder, shall total the New Money Investment (the “Escrowed Cash Amount”), by wire transfer of immediately available funds in U.S. dollars to an account with the Escrow Agent specified by the Company; and

(B)         agrees to effect, or cause to be effected, by book entry transfer, in accordance with the applicable procedures of The Depository Trust Company (“DTC”), the delivery in escrow to the Convertible Notes Trustee of the aggregate principal amount of Convertible Notes set forth under its signature hereto (the “Escrowed Convertible Notes”).

(ii)         At the Closing, subject to written confirmation by the Company and by the Consenting Convertible Noteholders (or on their behalf by Stroock & Stroock & Lavan LLP, as an Ad Hoc Group Advisor) as to satisfaction (or waiver in writing by the Consenting Convertible Noteholders) of the conditions to Closing set forth herein, (x) the Escrow Agent shall, in accordance with the Escrow Agreement, deliver to JAKKS the Escrowed Cash Amount, and (y) the Company shall instruct the Convertible Notes Trustee to cancel the Escrowed Convertible Notes, in exchange for the issuance by JAKKS to, or to funds or accounts managed by, each such Consenting Convertible Noteholder, in accordance with Schedule 2.01 or as otherwise stated by a Consenting Convertible Noteholder in written instructions to be delivered to JAKKS prior to the Closing Date, of the following:

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(A)         the number of shares of New Common Equity as set forth on Schedule 2.01 opposite the name of such Consenting Convertible Noteholder, evidenced by one or more share certificates in the name of, or in accordance with the written instructions delivered by, such Consenting Convertible Noteholder;

(B)         the number of shares of New Preferred Equity as set forth on Schedule 2.01 opposite the name of such Consenting Convertible Noteholder, evidenced by one or more share certificates in the name of, or in accordance with the written instructions delivered by, such Consenting Convertible Noteholder; and

(C)         First Lien Obligations in the principal amount set forth on Schedule 2.01 opposite the name of such Consenting Convertible Noteholder.

(iii)        Each of the Consenting Convertible Noteholders acknowledges and agrees that the receipt by, or by funds or accounts managed by, such Consenting Convertible Noteholder of the New Common Equity, New Preferred Equity, and First Lien Obligations set forth opposite its name on Schedule 2.01 shall be in consideration for the New Money Investment and the surrender by, or by funds or accounts managed by, such Consenting Convertible Noteholder of all Convertible Notes beneficially owned by, or by funds or accounts managed by, such Consenting Convertible Noteholder, and shall be in full satisfaction of any and all obligations owed to, or to funds or accounts managed by, such Consenting Convertible Noteholder in connection with the Convertible Notes beneficially owned by, or by funds or accounts managed by, such Consenting Convertible Noteholder, as set forth below such Consenting Convertible Noteholders’ signature hereto, including the aggregate principal amount of, and the accrued but unpaid interest on such Convertible Notes and any and all fees, premium, expenses and other obligations with respect to such Convertible Notes.

(b)          Oasis Noteholder Transactions.

(i)          At the Closing, without the need for any further approval, documentation or action of any kind by the Consenting Oasis Noteholder or the Company, the Oasis Notes shall be amended pursuant to the terms of Exhibit F-1 and Exhibit F-2 hereto.

(ii)         At least one (1) Business Day prior to the Closing Date, the Consenting Oasis Noteholder agrees to effect, by book entry transfer, in accordance with the applicable procedures of DTC, the delivery to the Convertible Notes Trustee of the aggregate principal amount of Convertible Notes set forth under its signature hereto (the “Escrowed Oasis Convertible Notes”).

(iii)        At the Closing, subject to written confirmation by the Company and by the Consenting Oasis Noteholder (or on their behalf by Schulte Roth & Zabel LLP as legal counsel to the Consenting Oasis Noteholder) as to satisfaction (or waiver in writing by the Consenting Oasis Noteholder) of the conditions to Closing set forth herein, (x) the Company shall instruct the Convertible Notes Trustee to cancel the Escrowed Oasis Convertible Notes, in exchange for the issuance by JAKKS to the Consenting Oasis Noteholder of the New Oasis Note, and (y) the Company shall pay to the Consenting Oasis Noteholder the amount of accrued but unpaid interest with respect to the Oasis Notes and the Escrowed Oasis Convertible Notes set forth opposite the name of the Consenting Oasis Noteholder on Schedule 2.01 (the “Oasis Notes Cash Interest Payment”).

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(iv)        The Consenting Oasis Noteholder acknowledges and agrees that the receipt of the Amended and Restated Oasis Notes and the Oasis Notes Cash Interest Payment shall be in full satisfaction of any and all obligations owed to the Consenting Oasis Noteholder in connection with the Oasis Notes and the Convertible Notes beneficially owned by the Consenting Oasis Noteholder, as set forth below the Consenting Oasis Noteholder’s signature hereto, including the aggregate principal amount of, and the accrued but unpaid interest on such Oasis Notes and Convertible Notes and any and all fees, premium, expenses and other obligations with respect to such Oasis Notes and Convertible Notes.

(c)          Revisions to Schedule 2.01. If the Closing Date is after August 9, 2019, then the Company shall provide a notice not less than one (1) Business Day prior to the Closing Date to the Consenting Noteholders substantially in the form of Schedule 2.01(c) setting forth:

(i)          the revised Closing Date; and

(ii)         taking into account the revised Closing Date, a revised Schedule 2.01 solely with respect to revisions to calculate the revised accrued but unpaid interest owed to:

(A)        each Consenting Convertible Noteholder as of the revised Closing Date on account of the Convertible Notes, and any additional First Lien Obligations to be issued to such Consenting Convertible Noteholder as a result of such later Closing Date; and

(B)         the Consenting Oasis Noteholder on account of the Oasis Notes Cash Interest Payment as of the revised Closing Date as a result of such later Closing Date.

(d)          Certain Governance Agreements.

(i)          At the Closing, the New Preferred Certificate of Designations will become effective having previously been duly filed with the Secretary of State of the State of Delaware.

(ii)         At the Closing, each of JAKKS and the Consenting Oasis Noteholder agrees to enter into the Oasis Registration Rights Agreement.

(iii)        At the Closing, JAKKS shall enter into Voting Agreements with each of (v) Hong Kong Meisheng Cultural Company Limited, (w) the Consenting Oasis Noteholder, (x) Consenting Convertible Noteholders holding, together with the Convertible Notes held by the Consenting Oasis Noteholder, at least ninety percent (90%) in principal amount of the Convertible Notes, (y) the current directors and officers of JAKKS beneficially owning shares of Common Stock, and (z) certain additional stockholders, which shall become effective as of the Closing and that, collectively, cover at least forty-five percent (45%) of the total outstanding Common Stock immediately after giving effect to the consummation of the Transactions.

(iv)        At the Closing, the New Bylaws will become effective having been adopted by the Board subject to, and contemporaneously with, the Closing.

(v)         At the Closing, the Amended and Restated Nominating and Corporate Governance Committee Charter will become effective having been adopted by the Board as the charter of the Nominating Committee subject to, and contemporaneously with, the Closing.

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(e)          Employment Agreement Amendment. At the Closing, the Employment Agreement Amendment will become effective having been adopted subject to, and contemporaneously with, the Closing by JAKKS and the applicable employee.

(f)          Existing Term Loan Facility. On the Closing Date, JAKKS will use a combination of (a) proceeds from the New Money Investment, and (b) cash on hand to pay in full the outstanding amounts and to satisfy any other payment obligations due under the Existing Term Loan Facility.

(g)          Existing Revolving Credit Facility. On the Closing Date, JAKKS will enter into the New Revolving Credit Facility Credit Agreement providing for a $60,000,000 New Revolving Credit Facility.

Section 2.02         Closing.

(a)          The closing of the Transactions (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 S. Grand Avenue, Suite 3400, Los Angeles, California 90071, or remotely by the exchange of documents and signatures (or their electronic counterparts), one (1) Business Day after the day on which all conditions set forth in Article 4 have been satisfied or, to the extent permitted under applicable Law, waived in writing by the Party or Parties entitled to the benefit of such conditions (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted under applicable Law, waiver in writing of those conditions at the Closing by the Party or Parties entitled to the benefit of such conditions), or at such other time or place as JAKKS and the Consenting Noteholders may mutually agree in writing.

(b)          All Transactions and other acts, deliveries and confirmations comprising the Closing, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing, and none of such acts, deliveries or confirmations shall be effective unless and until the last of the same shall have occurred.

Article 3

OTHER AGREEMENTS OF THE PARTIES; REPRESENTATIONS AND WARRANTIES

Section 3.01         Execution of Definitive Agreements. (a) JAKKS shall, and shall cause each other Company Party to, and (b) each Consenting Noteholder shall, deliver to each counterparty to a Transaction Document, a duly executed counterpart of each Transaction Document which such Party is required to execute and deliver pursuant to this Agreement or any of the other Transaction Documents.

Section 3.02         Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, the Parties will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Laws to consummate the Transactions. Each Party shall execute and deliver such instruments, documents, or other writings as may be reasonably necessary to confirm and carry out and to effectuate the Transactions and the intent and purposes of this Agreement.

Section 3.03         Representations and Warranties of the Parties. Each of the Consenting Noteholders (on behalf of itself and not on behalf of any other Consenting Noteholder) hereby represents and warrants to each Company Party, and each Company Party hereby represents and warrants to each Consenting Noteholder, as follows as of the date hereof and as of the Closing Date:

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(a)          Due Organization; Authorization. Such Party is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation. The execution, delivery and performance by such Party of the Transaction Documents to which such Party is a party and the consummation by such Party of the transactions contemplated hereby and thereby are within such Party’s legal powers and capacity. The execution and delivery by such Party of the Transaction Documents to which such Party is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved, and no other proceeding, consent or authorization on the part of such Party is necessary to authorize entry into this Agreement and the other Transaction Documents to which such Party is a party or to consummate the transactions contemplated hereby and thereby. Assuming the due authorization, execution and delivery of this Agreement and the other Transaction Documents to which such Party is a party by the other parties hereto and thereto, this Agreement and the other Transaction Documents to which such Party is a party each constitutes a valid and binding agreement of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

(b)          Governmental Authorization. The execution, delivery and performance by such Party of this Agreement and the other Transaction Documents to which such Party is a party and the consummation by such Party of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority (except for any filings required following the date of this Agreement under the Securities Act or Exchange Act).

(c)          Non-Contravention. The execution, delivery and performance by such Party of this Agreement and the other Transaction Documents to which such Party is a party and the consummation by such Party of the relevant transactions contemplated hereby and thereby do not and will not (i) violate the Organizational Documents of such Party that is not a natural person, (ii) violate any applicable Law, rule or regulation binding on such Party or any judgment, injunction, order or decree to which such Party is a party or is bound or (iii) require any consent or other action by any Person or constitute a default under, or give rise to any right of termination, cancellation or acceleration of, or any right of a third party to require repayment, redemption or repurchase by the Company of, any right or obligation of such Party under any agreement or other instrument binding upon such Party, other than such consents, actions, defaults or rights of termination, cancellation or acceleration under contracts that are not material, or, in the case of the Company, that would not, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.04         Additional Representations and Warranties of JAKKS. JAKKS hereby represents and warrants to the other Parties as follows on the date hereof and on the Closing Date:

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(a)          Valid Issuance. As of the Closing Date, the New Preferred Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware and the New Common Equity, and New Preferred Equity to be issued hereunder will have been duly authorized by JAKKS and when delivered to, and the consideration specified herein is paid by, the Consenting Convertible Noteholders on the Closing Date in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to, and will not have been issued in violation of, any preemptive, participation, rights of first refusal or other similar rights. As of the Closing Date, the Amended and Restated Oasis Notes will have been duly authorized by JAKKS and, when executed and delivered to the Consenting Oasis Noteholder against delivery of the Oasis Notes and the Escrowed Oasis Convertible Notes, as applicable, in accordance with the terms of this Agreement, the Amended and Restated Oasis Notes will be valid and binding obligations of JAKKS, enforceable against JAKKS in accordance with their terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity. The Amended and Restated Oasis Notes (a) will be authorized, executed and delivered in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act, (b) will be approved under Rule 16b-3 of the Exchange Act, (c) will, at the Closing, be free of any restrictions on resale by the holder thereof pursuant to Rule 144 promulgated under the Securities Act other than such restrictions imposed on such holder by virtue of its affiliate status with the Company and free of any restrictive legend, and (d) will be authorized, executed and delivered in compliance with all applicable state and federal laws. For the purposes of Rule 144 promulgated under the Securities Act, the Company acknowledges that (i) the holding period of the Amended and Restated Oasis Notes issued in exchange of the 2017 Oasis Note and of any other securities that may be issued to the Consenting Oasis Noteholder pursuant to the terms of such Amended and Restated Oasis Notes may be tacked onto the holding period of the 2017 Oasis Note and that the holding period of the 2017 Oasis Note may be tacked onto the holding period of the Convertible Notes that were surrendered to JAKKS upon issuance to the Consenting Oasis Noteholder of the 2017 Oasis Note, (ii) the holding period of the Amended and Restated Oasis Notes issued in exchange of the 2018 Oasis Note and of any other securities that may be issued to the Consenting Oasis Noteholder pursuant to the terms of such Amended and Restated Oasis Notes may be tacked onto the holding period of the 2018 Oasis Note and that the holding period of the 2018 Oasis Note may be tacked onto the holding period of the Convertible Notes that were surrendered to JAKKS upon issuance to the Consenting Oasis Noteholder of the 2018 Oasis Note, and (iii) the holding period of the New Oasis Note issued in exchange of the Escrowed Oasis Convertible Notes and of any other securities that may be issued to the Consenting Oasis Noteholder pursuant to the terms of such New Oasis Note may be tacked onto the holding period of the Escrowed Oasis Convertible Notes, and JAKKS agrees not to take a position contrary thereto. Subject to receipt of any required approval of JAKKS stockholders as set forth in Section 3.11 with respect to any shares of Common Stock issuable in excess of the Exchange Cap (as defined in the Amended and Restated Oasis Notes), the shares of Common Stock issuable pursuant to the terms of the Amended and Restated Oasis Notes have been duly authorized and reserved by JAKKS for issuance pursuant to the terms of the Amended and Restated Oasis Notes and, when issued pursuant to the terms of the Amended and Restated Oasis Notes, will be validly issued, fully paid and non-assessable, and the issuance of the shares of Common Stock issuable pursuant to the terms of the Amended and Restated Oasis Notes will not be subject to any preemptive, participation, rights of first refusal or other similar rights.

(b)          Capitalization. As of the Closing, after giving effect to the consummation of the Transactions, (i) the authorized capitalization of JAKKS shall consist of (A) 100,000,000 shares of Common Stock, and (B) 5,000,000 shares of Preferred Stock, including 200,000 shares of New Preferred Equity, and (ii) the number of shares of (A) total Common Stock outstanding shall be 35,265,075 shares (including 5,853,002 shares of New Common Equity but not including 3,112,840 treasury shares), and (B) New Preferred Equity outstanding shall be 200,000 shares, (iii) 37,747,665 shares of Common Stock shall be reserved for future issuance upon conversion of outstanding Convertible Notes and Amended and Restated Oasis Notes, and (iv) 940,885 shares of Common Stock shall be reserved for future issuance pursuant to outstanding employee equity awards.

(c)          Financing. The Company Parties will have sufficient funds on hand (after giving effect to the incurrence of the First Lien Obligations) to consummate the transactions contemplated hereby, including the payment of all related fees and expenses.

(d)          New Money Investment. The New Money Investment shall be sufficient for the payment of each of the cash payments and disbursements required to be made by the Company Parties at the Closing pursuant to this Agreement, and all related fees and expenses.

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(e)          Equity Issuance. The issuance of the New Common Equity and New Preferred Equity does not violate any agreements to which any of the Company Parties is currently a party and does not violate, or result in, any preemptive rights of third parties.

(f)          Other Material Agreements. No material agreements to which JAKKS or any Company Party is a party shall be terminated or invalidated solely due to the consummation of the Transactions, except as expressly contemplated by the Transaction Documents.

(g)          SEC Documents. Since January 1, 2018, JAKKS has filed with (or furnished to) the SEC, on a timely basis, all forms, reports and other documents required to be filed with or furnished to the SEC under the Securities Act or the Exchange Act (collectively, with any amendments thereto, the “SEC Documents”). The consolidated financial statements included in the SEC Documents (including the related notes and schedules thereto) have been prepared in all material respects in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and, on that basis, fairly presented in all material respects the consolidated financial position, results of operations, changes in stockholder’s equity and cash flows of the Company as of the indicated dates and for the indicated periods (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto).

(h)          Bylaws. The Bylaws of JAKKS, as currently in effect, are the Amended and Restated Bylaws filed with the SEC as an exhibit to JAKKS’ Current Report on Form 8-K filed October 21, 2011, as amended on December 19, 2014, which amendment is described in JAKKS’ Proxy Statement on Schedule 14A filed on November 7, 2014.

(i)           Voting Agreements. As of the date hereof, JAKKS has obtained Voting Agreements with certain parties, as set forth on Schedule 3.04(i) hereto, which collectively represent approximately fifty percent (50%) of the total outstanding Common Stock immediately after giving effect to the consummation of the Transactions, which Voting Agreements shall become effective as of the Closing. As of the date hereof, Schedule 3.04(i) is true and correct in all material respects (excluding the information in Schedule 3.04(i) regarding the Consenting Convertible Noteholders other than Citadel Equity Fund Ltd.), after giving effect to the consummation of the Transactions.

Section 3.05         Additional Representations, Warranties and Agreements of the Consenting Noteholders. Each Consenting Noteholder, severally and not jointly, hereby represents and warrants to each Company Party as follows on the date hereof and on the Closing Date:

(a)          Ownership; Good Title.

(i)          Such Consenting Noteholder (i) is, or is the investment manager for, the beneficial owner of or has binding commitments to purchase the aggregate principal amount of Convertible Notes and/or Oasis Notes, as applicable, set forth below its signature hereto; (ii) has full power and authority to act on behalf of, vote and consent to matters concerning such Notes, as applicable, and to dispose of, exchange, assign, and transfer such Notes; and (iii) does not otherwise own, hold or control any Notes other than as set forth below its signature hereto.

(ii)         Such Consenting Noteholder’s Convertible Notes and/or Oasis Notes, as applicable, are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition or encumbrance of any kind that would adversely affect in any way such Consenting Noteholder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed.

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(iii)        Such Consenting Noteholder has made no prior assignment, sale, participation, grant, conveyance, pledge, or other Transfer (as defined below) of, and has not entered into any other agreement to assign, sell, participate, grant, convey, pledge, or otherwise Transfer, in whole or in part, any portion of its right, title, or interests (economic or otherwise) in any of its Convertible Notes and/or Oasis Notes, as applicable, except, in each case, pledges that such Consenting Noteholder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker.

(iv)        Prior to the Closing Date, each Consenting Noteholder agrees with the Company not to, directly or indirectly, wholly or in part, (1) sell, assign, transfer, loan, hypothecate, pledge, permit the participation in, or otherwise dispose of, or offer or enter into any contract or arrangement with respect to any of the foregoing, of any ownership, economic or other interest in any of the Convertible Notes and/or Oasis Notes, as applicable, (2) deposit any interest in the Convertible Notes and/or Oasis Notes, as applicable, into a voting trust, (3) enter into any swap, option or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of any Convertible Notes and/or Oasis Notes, as applicable, or (4) grant any proxies or enter into a voting agreement (other than the Voting Agreements) with respect to any such Convertible Notes and/or Oasis Notes, as applicable (each, a “Transfer”), unless the transferee thereof either (I) is a Consenting Noteholder, (II) prior to such Transfer, agrees in writing for the benefit of the Company to be bound by all of the terms of this Agreement with respect to such Convertible Notes or Oasis Notes, as applicable, by executing a joinder (a “Joinder”) reasonably acceptable, and delivering an executed copy thereof, to JAKKS, and Skadden, Arps, Slate, Meagher & Flom LLP (in accordance with the notice provisions set forth in Section 6.12), in which event the transferee shall become a Consenting Noteholder under this Agreement with respect to such transferred Convertible Notes and/or Oasis Notes, as applicable, or (III) is so bound pursuant to the Transactions. Each Consenting Noteholder agrees and acknowledges that any Transfer of Convertible Notes and/or Oasis Notes, as applicable, that does not comply with the terms and procedures set forth in this Section 3.05(a)(iv) shall be deemed null and void ab initio. Upon execution of a Joinder or by a transferee upon consummation of a Transfer, such Person shall be deemed to make all of the representations, warranties, and covenants of a Consenting Noteholder, as applicable, set forth in this Agreement.

(b)          Sophistication and Experience. Such Consenting Noteholder (i) understands that the Transactions involve substantial risk, (ii) has the requisite knowledge and experience in financial and business matters, investments and transactions of the type contemplated by this Agreement and the Transactions such that it is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision with respect to the Transactions, (iii) has conducted an independent review and analysis of the business and affairs of the Company that it considers sufficient and reasonable for purposes of entering into this Agreement and the Transactions, including representing that such Consenting Noteholder is knowledgeable with respect to the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects, was afforded the opportunity, together with its advisors, to conduct due diligence on the Company prior to execution of this Agreement, has received and reviewed, and/or consulted with its advisors with respect to, the Company’s publicly available information and the other information provided by the Company upon request of such Consenting Noteholder and/or its advisors, and has had a reasonable opportunity to ask questions of the Company and its representatives, including with respect to such information, and the Company or its representatives have answered to the satisfaction of such Consenting Noteholder all inquiries that such Consenting Noteholder has put to the Company, (iv) has been afforded an opportunity to negotiate, either directly or through its advisors, the terms of such Consenting Noteholder’s participation in, and has received and reviewed, either directly or through its advisors, sufficient information that such Consenting Noteholder, in its sole discretion, has deemed to be necessary or appropriate to make an informed decision on whether to participate in, the transactions contemplated by this Agreement and the transactions contemplated hereby and the terms of, and consequences of ownership of, the New Securities, as applicable, (v) understands that nothing in this Agreement or any other document contemplated hereby constitutes legal, tax, accounting, financial or investment advice, and such Consenting Noteholder has consulted such legal, tax, accounting, financial and investment advisors as it, in its sole discretion, has deemed to be necessary or appropriate, and (vi) certifies that, to the extent applicable, it is either (x) a “qualified institutional buyer,” or QIB, as that term is defined in Rule 144A under the Securities Act or (y) an Accredited Investor.

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(c)          Restricted Securities.

(i)          Each Consenting Convertible Noteholder understands that the New Securities have not been registered under the Securities Act or the securities laws of any U.S. state or other jurisdiction, and, therefore, the New Securities cannot be resold unless they are so registered or unless an exemption from registration is available. Each Consenting Convertible Noteholder further understands that it is not contemplated that any registration of the New Securities will be made under the Securities Act or any securities laws of any U.S. state or other jurisdiction and understands that the exemptions from registration afforded by Rule 144 (“Rule 144”) and Rule 144A (“Rule 144A”) (the provisions of which rules are known to it) depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The foregoing restrictions are referred to in this Agreement as the “Securities Law Restrictions.” Such Consenting Convertible Noteholder understands that the New Securities will bear a legend reflecting the Securities Law Restrictions. Each Consenting Convertible Noteholder acknowledges and agrees that the purchase of New Securities by such applicable Consenting Noteholder has not been solicited by any form of general solicitation or general advertising.

(ii)         Each Consenting Convertible Noteholder is acquiring the New Securities for its own account, not with a view toward the resale or distribution of such New Securities and such Consenting Convertible Noteholder has no present intention of Transferring or otherwise distributing such New Securities or any interest therein. Each Consenting Convertible Noteholder will not sell or otherwise Transfer any of the New Securities or any interest therein except in a registered transaction or in a transaction exempt from or not subject to the registration requirements of the Securities Act and any other applicable securities laws and in accordance with the legend reflecting the Securities Law Restrictions.

(d)          Exclusivity of Representations. Each Consenting Noteholder specifically disclaims that it is relying, or has relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by JAKKS or any of its Subsidiaries, Affiliates or Representatives regarding the Transactions, except for (i) the representations and warranties expressly made by the Company Parties in this Agreement and any other Transaction Documents, and (ii) the disclosures made by JAKKS in the SEC Documents, subject to the forward looking statements, risk factors and any other qualifications therein and except to the extent expressly disclosed otherwise by the Company or its advisors to (y) the Consenting Convertible Noteholders or the Ad Hoc Group Advisors, and (z) the Consenting Oasis Noteholder or the Consenting Oasis Noteholder Advisor.

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Section 3.06         Confidentiality. Each Consenting Noteholder hereby agrees with the Company that Confidential Information furnished to it has been made available in connection with the Transactions. Each Consenting Noteholder agrees with the Company that such Consenting Noteholder shall comply with the terms of any existing confidentiality agreement such Consenting Noteholder has entered into with the Company, solely to the extent and for so long as such confidentiality agreement remains in effect.

Section 3.07         Public Announcements. The Company hereby agrees to consult with, and consider in good faith any comments received from, the Consenting Noteholders before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement identifying any of the Consenting Noteholders prior to receiving the written consent of such Consenting Noteholder(s) about whom such statement is made, which consent shall not be unreasonably withheld. On or before 4:30 p.m. New York time on the second (2nd) Business Day following the date of this Agreement, JAKKS shall file with the SEC the Current Report on Form 8-K in such form as is reasonably acceptable to the Consenting Noteholders, describing the terms of the transactions contemplated by the Transaction Documents and attaching each of the Transaction Documents (in the case of the Voting Agreements, the form thereof) as exhibits to such filing. JAKKS shall provide a draft of any such press release relating to the Transactions to the Consenting Noteholders no later than one (1) full Business Day prior to the dissemination of such press release and shall provide a draft of such Form 8-K no later than one (1) full Business Day prior to filing such Form 8-K with the SEC.

Section 3.08         Pre-Closing Obligations. Until the Closing Date, and except with respect to any actions related to the Transactions or otherwise specifically contemplated under this Agreement, each Company Party agrees (severally and not jointly) to (a) use its reasonable best efforts to conduct, and cause its Subsidiaries to conduct, their businesses and operations only in the ordinary course in a manner that is consistent with past practices and in compliance with Law, and use reasonable best efforts to preserve intact in all material respects their business organization and relationships with third parties (including material creditors, lessors, licensors, suppliers, distributors and customers) and employees; and (b) not increase in any manner outside the ordinary course of business the compensation or benefits (including severance) of any director, officer or employee of the respective Company Party without the consent of Consenting Noteholders who collectively hold more than fifty percent (50.0%) of the aggregate principal amount of the Convertible Notes, such consent not to be unreasonably withheld, conditioned or delayed.

Section 3.09         Recusal. While the Consenting Oasis Noteholder or any of its Affiliates hold Amended and Restated Oasis Notes, any employee of the Consenting Oasis Noteholder or any of its Affiliates serving as a director on the Board shall recuse himself (or herself) from any discussion or vote relating to the terms of the Amended and Restated Oasis Notes.

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Section 3.10         Independent Nature of Consenting Noteholders’ Obligations and Rights. The obligations of each Consenting Noteholder under any Transaction Document are several and not joint with the obligations of any other Consenting Noteholder, and no Consenting Noteholder shall be responsible in any way for the performance of the obligations of any other Consenting Noteholder under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Consenting Noteholder pursuant hereto or thereto, shall be deemed to constitute the Consenting Noteholders as, and the Company acknowledges that the Consenting Noteholders do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Consenting Noteholders are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Consenting Noteholders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges, and each Consenting Noteholder confirms, that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Consenting Noteholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Consenting Noteholder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the transactions contemplated hereby and by the other Transaction Documents was solely in the control of the Company, not the action or decision of any Consenting Noteholder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Consenting Noteholder. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, and a Consenting Noteholder, solely, and not between the Company, and the Consenting Noteholders collectively and not between and among the Consenting Noteholders.

Section 3.11         Stockholder Approval. JAKKS shall: (a) file, no later than September 6, 2019, a preliminary proxy statement with the SEC for a special meeting of holders of Common Stock (such special meeting, as determined in accordance with the second proviso of this sentence, the “Stockholder Meeting”), soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (such affirmative approval being referred to herein as the “Stockholder Approval”) providing for (i) if so required by the rules and regulations of the Nasdaq Global Select Market (the “NASDAQ”), JAKKS’ issuance of all of the shares of Common Stock issuable pursuant to the terms of the Amended and Restated Oasis Notes in accordance with applicable law and the rules and regulations of the NASDAQ without giving effect to the Exchange Cap provisions set forth in the Amended and Restated Oasis Notes, (ii) the Classified Board Proposal, and (iii) the election to the Board of any director nominee selected by the Nominating Committee in accordance with the Amended and Restated Nominating and Corporate Governance Committee Charter; (b) diligently attempt to resolve any comments received from the staff of the SEC relating to such preliminary proxy statement, and if appropriate file an amended preliminary proxy statement with the SEC, so that clearance of the preliminary proxy statement by the staff of the SEC may be obtained as promptly as possible, (c) subject to receiving SEC approval (or the absence of comments on the preliminary proxy statement from the staff of the SEC within ten (10) calendar days of filing), mail or otherwise disseminate to holders of record of Common Stock of JAKKS, no later than three (3) Business Days after September 30, 2019, a definitive proxy statement for the Stockholder Meeting (provided that if a definitive agreement is entered into by September 30, 2019 that would result in an Acceptable Transaction (as defined in the New Preferred Certificate of Designations), the mailing or dissemination of such definitive proxy statement may be deferred until the third (3rd) Business Day following the public announcement of such definitive agreement; (d) use reasonable best efforts to call and hold the Stockholder Meeting no later than October 31, 2019 or as promptly as practicable thereafter, subject to applicable notice requirements of SEC regulations, the New Bylaws and Delaware law; and (e) use its reasonable best efforts to solicit the Stockholder Approval and to cause the Board to recommend to holders of Common Stock that they approve such resolutions; provided that if, despite JAKKS’ reasonable best efforts the Stockholder Approval for any such proposal is not obtained on or prior to December 31, 2019, JAKKS shall cause an additional meeting of stockholders to be held every six (6) months thereafter until such Stockholder Approval is obtained; provided, however, that, in lieu of presenting the proposal in clause (iii) at the Stockholder Meeting, such proposal may be presented at the following annual meeting. For the avoidance of doubt, the proposal in clause (i) shall be substantially in a form previously reviewed by the Consenting Oasis Noteholder and Schulte Roth & Zabel LLP and the proposals in clauses (ii) and (iii) shall be subject to the prior review and approval of the Consenting Convertible Noteholders and their legal counsel. As soon as practicable after the Closing Date, JAKKS shall submit to the NASDAQ a notification of listing of additional shares form for, and subject to receipt of any required approval of JAKKS stockholders as set forth in this Section 3.11 with respect to any shares of Common Stock issuable in excess of the Exchange Cap (as defined in the Amended and Restated Oasis Notes), the shares of Common Stock issuable pursuant to the terms of the Amended and Restated Oasis Notes to be approved for listing on the NASDAQ.

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Section 3.12         New Common Equity. Each certificate representing shares of New Common Equity shall contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws):

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF ANY VOTING AGREEMENT BETWEEN THE HOLDER HEREOF AND THE CORPORATION AND (B)(1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

Section 3.13         Registration Rights Agreement. JAKKS shall enter into the Consenting Convertible Noteholders Registration Rights Agreement with each holder of New Common Equity within thirty (30) days after the Closing Date.

Section 3.14         Withholding. All payments and distributions with respect to the shares of New Common Equity and New Preferred Equity and the First Lien Obligations shall be subject to withholding and backup withholding of tax to the extent required by law (and, in the case of the First Lien Obligations, as provided under the First Lien Credit Agreement, and, in the case of the New Preferred Equity, as provided under the New Preferred Certificate of Designations), and amounts withheld, if any, shall be treated as received by the holders of such shares or First Lien Obligations in respect of which such amounts are withheld. Notwithstanding anything to the contrary contained or implied in this Agreement or the New Preferred Certificate of Designations, the Parties hereto acknowledge and agree that, absent a change in applicable law, (a) the parties will treat the New Preferred Equity as not subject to the application of Section 305 of the Internal Revenue Code of 1986, as amended and (b) the Company shall not withhold any amounts with respect to the New Preferred Equity by reason of the application of Section 305 of the Internal Revenue Code of 1986, as amended. Each holder of New Common Equity, New Preferred Equity or First Lien Obligations will provide the Company with an applicable IRS Form W-9 or IRS Form W-8 establishing such holder’s residency and, in the case of IRS Form W-8, any exemption from, or reduction in, U.S. federal withholding tax to which such holder is entitled.

Section 3.15         Additional Voting Agreements. Following the Closing, JAKKS shall continue to use commercially reasonable efforts to enter into additional Voting Agreements that, together with the Voting Agreements referred to in Section 3.04(i), collectively, cover more than fifty percent (50%) of the total outstanding Common Stock immediately after giving effect to the consummation of the Transactions.

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Article 4

CONDITIONS

Section 4.01         Conditions to Obligations of the Parties. The obligations of the Parties to consummate the Closing are subject to the satisfaction (or, to the extent permitted under applicable Law, waiver in writing by each of the Parties) of the following conditions:

(a)          no order, ruling or injunction shall have been entered by a court or other Governmental Authority that prohibits the consummation of the Closing (“Legal Restraint”);

(b)          each Party shall have performed in all material respects all of its obligations hereunder required to be performed by it prior to or contemporaneously with the Closing;

(c)          no event occurring after the date of this Agreement that individually, or together with all other events occurring after the date of this Agreement, has had, or would reasonably be expected to have a Material Adverse Effect;

(d)          the representations and warranties of the Parties shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) at and as of the Closing Date with the same effect as if made at and as of such date and after giving effect to the Transactions (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) only as of the specified date);

(e)          if the Closing Date is more than one (1) Business Day after the date of this Agreement, each Company Party shall have delivered a certificate duly executed by a senior officer of such Company Party, dated as of the Closing Date, that each of the representations and warranties of such Company Party are true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) at and as of the Closing Date with the same effect as if made at and as of such date after giving effect to the Transactions (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) only as of the specified date);

(f)          contemporaneously with the Closing, the parties thereto shall enter into the New Revolving Credit Facility and execute the New Revolving Credit Facility Credit Agreement;

(g)         contemporaneously with the Closing, the parties thereto shall enter into and execute the New Intercreditor Agreement;

(h)         contemporaneously with the Closing, JAKKS shall have received the New Money Investment;

(i)           contemporaneously with the Closing, a cash amount representing the principal balance of, and accrued but unpaid interest under, the Existing Term Loan Facility shall be deposited with the Term Loan Agent, using, in part, the proceeds of the New Money Investment;

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(j)           contemporaneously with the Closing, the Existing Term Loan Facility shall be cancelled;

(k)          contemporaneously with the Closing, the parties thereto shall enter into and execute the First Lien Credit Agreement;

(l)           JAKKS shall have delivered to the Consenting Convertible Noteholders a legal opinion of counsel, subject to customary assumptions and qualifications, as to the due authorization and issuance of the New Securities under the Delaware General Corporation Law, a draft of which opinion has been furnished to Stroock & Stroock & Lavan LLP prior to the date of this Agreement;

(m)         JAKKS shall have filed the New Preferred Certificate of Designations with the Secretary of State of the State of Delaware;

(n)          the Voting Agreements referred to in Section 3.04(i) shall have been executed and delivered by JAKKS and the other parties thereto and shall have become effective;

(o)          JAKKS shall have delivered a certificate of good standing dated within ten (10) days of the Closing Date to the Consenting Convertible Noteholders at Closing;

(p)          each Consenting Convertible Noteholder shall have delivered or caused to be delivered, to be held in escrow, (i) to the Escrow Agent by wire transfer in accordance with Section 2.01(a)(i)(A) its respective amount of the New Money Investment, and (ii) to the Convertible Notes Trustee in accordance with Section 2.01(a)(i)(B) all of its Convertible Notes;

(q)          Oasis shall have delivered to the Convertible Notes Trustee in accordance with Section 2.01(b)(ii) all of its Convertible Notes;

(r)          contemporaneously with the Closing, the Convertible Notes delivered in accordance with Section 4.01(o) and Section 4.01(p) shall be cancelled;

(s)          contemporaneously with the Closing, (x) each Consenting Noteholder shall have (i) executed and delivered each Governance Agreement to which such Consenting Noteholder is a party, and (ii) provided such Consenting Noteholder’s approval, as applicable, of each Governance Agreement to which such Consenting Noteholder is not a party, and (y) each counterparty to the Governance Agreements shall have executed and delivered each Governance Agreement to which it is a party;

(t)          contemporaneously with the Closing, the Company and the other parties thereto shall have entered into the Employment Agreement Acknowledgements;

(u)         contemporaneously with the Closing, the parties to each other Transaction Document shall enter into and execute such other applicable Transaction Document;

(v)         contemporaneously with the Closing, the New Securities shall be issued;

(w)         contemporaneously with the Closing, the parties thereto shall enter into and execute the Amended and Restated Oasis Notes; and

(x)          the Common Stock (I) shall be listed on the NASDAQ and (II) shall not have been suspended, as of the Closing Date, by the SEC or the NASDAQ from trading on the NASDAQ.

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Article 5

TERMINATION

Section 5.01         Termination. This Agreement may be terminated at any time prior to the Closing:

(a)          by mutual written agreement of (i) the Consenting Noteholders and (ii) JAKKS;

(b)          by (i) (x) the Consenting Convertible Noteholders, or (y) the Consenting Oasis Noteholder, in each case, if the Closing has not occurred on or before August 12, 2019 (the “End Date”); or (ii) by Citadel Equity Fund Ltd. (solely as to itself) if the Closing has not occurred on or before the date that is five (5) Business Days after the End Date; provided that the right to terminate this Agreement pursuant to this Section shall not be available to any party whose breach of any provision of this Agreement has been a principal cause of the failure of the Closing to be consummated by such date;

(c)          by any Party, if any Legal Restraint shall be in effect and shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section shall not be available to any Party whose breach of any provision of this Agreement has been a principal cause of such Legal Restraint being or remaining in effect;

(d)          by any Party, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of any other Party set forth in this Agreement shall have occurred that would cause any condition set forth in Section 4.01(b) or Section 4.01(d) with respect to the obligations, representations or warranties of such other Party not to be satisfied and such condition is incapable of being satisfied by the End Date or, if curable, is not cured by such other Party within 10 days of receipt by such other Party of written notice of such breach or failure (or such shorter period as remains between the date such written notice is provided and the End Date);

(e)          by any of (i) the Consenting Convertible Noteholders, or (ii) the Consenting Oasis Noteholder if an Insolvency Proceeding is commenced by any of the Company Parties; or

(f)          by any of (i) the Consenting Convertible Noteholders, or (ii) the Consenting Oasis Noteholder if an Insolvency Proceeding is commenced against any of the Company Parties and any of the following events occur: (a) such Company Party consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within thirty (30) calendar days of the date of the filing thereof, (d) an interim trustee, receiver, interim receiver, trustee or monitor is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Company Party, or (e) an order for relief shall have been issued or entered therein.

The Party desiring to terminate this Agreement pursuant to this Section 5.01 (other than pursuant to Section 5.01(a)) shall give written notice of such termination to the other Parties in accordance with Section 6.12.

Section 5.02         Effect of Termination. If this Agreement is terminated as permitted by Section 5.01, such termination shall be without liability of any Party or its Affiliates to any other Party; provided that any termination of this Agreement shall not relieve or release any Party from any liability arising out of (i) any willful and material failure of such Party to fulfill a condition to the performance of the obligations of another Party set forth in this Agreement, (ii) any willful and material failure by such Party to perform a covenant of this Agreement or (iii) any willful and material misrepresentation or breach with respect to any of the representations and warranties specifically made by such Party in this Agreement. The provisions of this Section 5.02 and Section 3.06 and Article 6 shall survive any termination hereof pursuant to Section 5.01, subject to Section 6.13 and Section 6.15.

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Article 6

MISCELLANEOUS

Section 6.01         Amendments and Waivers.

(a)          Any provision of this Agreement may be amended if, and only if, such amendment is in writing and is duly executed by each of the Parties hereto.

(b)          Any provision of this Agreement may be waived if, and only if, such waiver is in writing and is duly executed by the Party against whom the waiver is to be effective.

(c)          No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

(d)          Notwithstanding anything else in this Agreement to the contrary, any consent, writing, waiver or other agreement of (x) the Consenting Convertible Noteholders on or prior to the Closing Date shall be deemed to have been provided hereunder upon the consent, writing, waiver or other agreement of the Consenting Convertible Noteholders who, as of the date of any such consent, writing, waiver, or other agreement, collectively hold more than ninety-percent (90.0%) of the aggregate principal amount of Convertible Notes held by the Consenting Convertible Noteholders as of the date of this Agreement, (y) the Consenting Convertible Noteholders following the Closing Date shall be deemed to have been provided hereunder upon the consent, writing, waiver or other agreement of those parties who have executed this Agreement as Consenting Convertible Noteholders and who, as of the date of any such consent, writing, waiver or other agreement, collectively hold at least sixty-six and two-thirds percent (66.67%) of the shares of New Preferred Equity held by such parties as of such date, and (z) the Consenting Oasis Noteholder shall be deemed to have been provided hereunder upon the consent, writing, waiver or other agreement of the Consenting Oasis Noteholder who, as of the date of this Agreement, collectively hold more than fifty-percent (50%) of the aggregate principal amount of Oasis Notes.

Section 6.02         Entire Agreement. This Agreement, including all other agreements referenced herein, and schedules and exhibits hereto, constitutes the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to such subject matter.

Section 6.03         Expenses. At the Closing, JAKKS will pay (i) the fees and costs incurred by the Ad Hoc Group Advisors in connection with their representation of certain of the Consenting Convertible Noteholders in the Transactions, and (ii) the fees and costs incurred by the Consenting Oasis Noteholder Advisor in connection with its representation of the Consenting Oasis Noteholder in the Transactions. From and after the Closing, JAKKS will pay the legal fees and costs incurred by the Consenting Convertible Noteholders in connection with any post-closing obligations of the Consenting Convertible Noteholders or the Company contemplated by this Agreement.

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Section 6.04         Survival. The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing.

Section 6.05         Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any Person other than the Parties and their respective heirs, legal and personal representatives, successors and permitted assigns any right, remedies, benefits, obligations or liabilities.

Section 6.06         Successors and Assigns. Other than as set forth in Section 6.13 and Section 6.14, the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal and personal representatives, successors and permitted assigns; provided that the Company may not assign, transfer or in any manner convey (including by merger, asset sale or otherwise) all or any part of its rights or obligations under this Agreement to any other Person, without the prior written consent of the Consenting Noteholders.

Section 6.07         Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties, and (b) the Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.08         Specific Performance. The Parties recognize that irreparable injury may result from a breach of any provision of this Agreement and that money damages may be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party to this Agreement who may be injured (in addition to any other rights and remedies that may be available to such Person under this Agreement, any other agreement or under any law) shall be entitled to seek (without posting a bond or other security) one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

Section 6.09         Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to its conflict of laws principles.

Section 6.10         Jurisdiction and Venue. The Parties agree that (subject to the last sentence of this Section 6.10) any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the United States District Court for the Southern District of New York or, if such court is unavailable, in any New York State court sitting in the Borough of Manhattan of the City of New York, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that he, she or it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 6.12 shall be deemed effective service of process on such Party. Notwithstanding the foregoing, the Parties agree that any dispute, suit, action or proceeding relating to any rights with respect to the New Securities may be brought before the Court of Chancery of the State of Delaware (or, if the federal courts have exclusive jurisdiction over the matter, the United States District Court for the District of Delaware).

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Section 6.11         Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.12         Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed, by electronic mail (provided that, in the case of electronic mail, either receipt of such electronic mail is acknowledged by the applicable recipient or a confirmatory hardcopy is sent without undue delay by an internationally recognized courier service ) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

(a)          if to the Company and/or any of the Company Parties:

c/o JAKKS Pacific, Inc.

2951 28th Street

Santa Monica, California 90405

Attention: Brent Novak

Facsimile: (424) 286-9655

E-mail:      bnovak@jakks.net

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 S. Grand Avenue, Suite 3400

Los Angeles, California 90071

Attention:  Brian J. McCarthy

    Van C. Durrer II

Facsimile:  (213) 621-5070

    (213) 621-5200

Email:        brian.mccarthy@skadden.com

    van.durrer@skadden.com

(b)          if to the Consenting Convertible Noteholders: as indicated on such Consenting Convertible Noteholder’s signature page hereto.

with a copy (which shall not constitute notice) to:

c/o Stroock & Stroock & Lavan LLP

2029 Century Park East

Los Angeles, California 90067

Attention:  Frank A. Merola

Facsimile:   (310) 556-5959

Email:         fmerola@stroock.com

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and

c/o Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Attention:  Jeffrey Lowenthal

Facsimile:   (212) 806-6006

Email:         jlowenthal@stroock.com

(c)          if to the Consenting Oasis Noteholder:

c/o Oasis Legal

Oasis Management (Hong Kong) LLC

21st Floor, Man Yee Building

68 Des Voeux Road Central

Central, Hong Kong

Attention:  General Counsel

Email:        OasisLegal@oasiscm.com

    ashoghi@us.oasiscm.com

with a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention:  Eleazer N. Klein

Facsimile:  (212) 593-5955

Email:        eleazer.klein@srz.com

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 6.13         Waiver. Notwithstanding anything to the contrary set forth in this Agreement and irrespective of whether the Closing occurs, except as provided for in Section 6.08 and Section 6.15, each Party hereby expressly waives any and all remedies and claims whether in law or in equity (whether based upon contract, tort or otherwise), that such Person may have against any other Party and such Party’s Affiliates (individually or collectively) with respect to any Damages suffered in connection with this Agreement or the Transactions or any oral representation made or alleged to be made in connection herewith. Except as provided for in Section 6.08 and Section 6.15, and irrespective of whether the Closing occurs, each Party hereby irrevocably and unconditionally releases, acquits, waives and forever discharges each other Party and such Party’s Affiliates and their respective current and former principals, officers, directors, managers, employees, agents, attorneys, successors, assigns, indemnitees and representatives of any kind, from and against any and all remedies, actions, causes of action, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts, covenants and claims whether in law or in equity (whether based upon contract, tort or otherwise) pending on, or asserted after, the date hereof, in each case with respect to (i) any and all Damages arising out of or in connection with this Agreement or the transactions contemplated hereby or any oral representation made or alleged to be made in connection herewith whether or not relating to liabilities, claims or Damages pending on, or asserted after, the date hereof, and (ii) any cause, matter or thing relating to JAKKS or any of its current or former Subsidiaries or any actions taken or failed to be taken by any Party in any capacity related to JAKKS or any of its current or former Subsidiaries occurring or arising on or prior to the date hereof; provided that the foregoing shall not affect the Parties’ rights and obligations (i) under all agreements existing as of the date hereof by and among the Parties which relate to JAKKS, through the Closing (to the extent the Closing occurs), and (ii) under all agreements by and among the Parties which relate to JAKKS to be entered into at the Closing.

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Section 6.14         No Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the Persons that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Except as provided in the immediately preceding sentence, no past, present or future principal, officer, director, manager, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other representative of any party hereto or any of their successors or permitted assigns or any direct or indirect principal, officer, director, manager, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability for any obligations or liabilities of any Party hereto under this Agreement or for any claim or action (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith. Without limiting the rights of any Party to this Agreement against any other Party hereto, in no event shall any Party make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

Section 6.15         Releases. Upon Closing, each of the Parties, on behalf of itself and its successors or assigns (collectively, the “Releasing Parties”), in consideration of the Consenting Convertible Noteholders’ and Consenting Oasis Noteholder’s execution of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, releases, waives and forever discharges (and further agrees not to allege, claim or pursue) any and all claims, rights, causes of action, counterclaims or defense of any kind whatsoever, in contract, in tort, in law or in equity, whether known or unknown, fixed or contingent, direct or indirect, joint and/or several, secured or unsecured, due or not due, liquidated or unliquidated, asserted or unasserted, or foreseen or unforeseen, which any of the Releasing Parties might otherwise have or may have against any of the other Releasing Parties and their predecessors, successors and assigns, Affiliates, managed accounts or funds, and all of their respective current and former officers, directors, principals, stockholders (and any fund managers, fiduciaries or other agents of stockholders with any involvement related to JAKKS), members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees (any of the foregoing, a “Related Party,” and collectively, the “Releasees”) in each case on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, judgment, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date of this Agreement relating to the New Common Equity, the New Preferred Equity, the Notes, this Agreement and/or the transactions contemplated thereby or hereby (any of the foregoing, a “Claim” and collectively, the “Claims”); provided; however, that nothing in this Agreement, including, without limitation, in Section 6.13 and this Section 6.15, shall operate to waive or release (i) any Claim arising from or relating to any act or omission of a Released Party that constitutes fraud, willful misconduct, gross negligence or a criminal act, or (ii) any obligations of any party under this Agreement or any other Transaction Document or under any other document or instrument executed in connection with the transactions contemplated by this Agreement or any other Transaction Documents. Each of the Releasing Parties expressly acknowledges and agrees, with respect to the Claims released pursuant to this Section 6.15, that it waives, to the fullest extent permitted by applicable law, any and all provisions, rights and benefits conferred by any applicable U.S. federal or state law, or any principle of U.S. common law, including Section 1542 of the California Civil Code, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 6.15. Furthermore, each of the Releasing Parties hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released and/or discharged by the Releasing Parties pursuant to this Section 6.15.

30

Section 6.16         Counterparts. This Agreement may be signed in any number of counterparts (including via facsimile or other electronic method), each of which shall be deemed to be an original, with the same effect as if the signatures were upon the same instrument.

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31

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JAKKS PACIFIC, INC.

By:	/s/ Stephen G. Berman
Name:	Stephen G. Berman
Title:	President, Chief Executive Officer and Secretary

[Signature Page to Transaction Agreement]

COMPANY PARTIES:

DISGUISE, INC.

By:	/s/ Stephen G. Berman
Name:	Stephen G. Berman
Title:	President and Chief Executive Officer

JAKKS SALES LLC

By:	/s/ Stephen G. Berman
Name:	Stephen G. Berman
Title:	President and Chief Executive Officer

MAUI, INC.

By:	/s/ Stephen G. Berman
Name:	Stephen G. Berman
Title:	President and Chief Executive Officer

MOOSE MOUNTAIN MARKETING, INC.

By:	/s/ Stephen G. Berman
Name:	Stephen G. Berman
Title:	President and Chief Executive Officer

KIDS ONLY, INC.

By:	/s/ Stephen G. Berman
Name:	Stephen G. Berman
Title:	President and Chief Executive Officer

[Signature Page to Transaction Agreement]

CONSENTING CONVERTIBLE NOTEHOLDERS:

AXAR CAPITAL MANAGEMENT, LP, as
beneficial owner of certain client accounts holding Convertible Notes

By:	/s/ Andrew Axelrod
Name:	Andrew Axelrod
Title:	Authorized Signatory

Aggregate principal amount of Convertible Notes issued pursuant to Rule 144A (CUSIP No. 47012EAG1) held on the date hereof: $20,248,000

Consenting Noteholder Contact
Address:	Axar Capital Management LP
1330 Avenue of the Americas, 30th Floor
New York, NY 10019
Attention:	Ricardo Mosquera
Telephone:	(212) 356-6137
Facsimile:	(212) 956-3127
E-mail:	rmosquera@axarcapital.com

DTC Participant/Broker Contact
Address:	Goldman Sachs
200 W Street 6th Floor
New York, NY 10282
Attention:	Daniel B. Aree-Yee
Telephone:	(212) 357-8169
Facsimile:	[●]
E-mail:	Daniel.Aree-Yee@gs.com
Broker DTC Participant #:	GS/0005

[Signature Page to Transaction Agreement]

CONSENTING CONVERTIBLE NOTEHOLDERS:

BSP SPECIAL SITUATIONS MASTER A L.P.,
as a Noteholder

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

Aggregate principal amount of Convertible Notes issued pursuant to Rule 144A (CUSIP No. 47012EAG1) held on the date hereof: $19,865,000

Consenting Noteholder Contact
Address:	Benefit Street Partners LLC
399 Boylston St, Suite 901
Boston, MA 02116
Attention:	Marlon Thompson
Telephone:	(212) 623-6544
Facsimile:	[●]
E-mail:	M.Thompson@benefitstreetpartners.com;
moconfirm@benefitstreetpartners.com

DTC Participant/Broker Contact
Address:	J.P. Morgan Clearing Corp
383 Madison Avenue, 4th Floor
New York, NY 10179
Attention:	Rachael Ranieri
Telephone:	(212) 623-6544
Facsimile:	[●]
E-mail:	Rachael.c.ranieri@jpmorgan.com;
pbmo_benefitstreet@jpmorgan.com
Broker DTC Participant #:	DTC 352, Agent ID 94012, Institutional
ID 94012, Account # 10247954

[Signature Page to Transaction Agreement]

CONSENTING CONVERTIBLE NOTEHOLDERS:

MOAB PARTNERS, L.P., as a Noteholder

By:	/s/ Chad Goldstein
Name:	Chad Goldstein
Title:	Chief Financial Officer / Chief Compliance

Aggregate principal amount of Convertible Notes issued pursuant to Rule 144A (CUSIP No. 47012EAG1) held on the date hereof: $31,062,000

Consenting Noteholder Contact
Address:	Moab Capital Partners, LLC
152 West 57th Street, 9th Floor
New York NY 10019
Attention:	Chad Goldstein CFO/COO
Telephone:	(212) 981-2623
Facsimile:	(212) 651-1289
E-mail:	cg@moabpartners.com

DTC Participant/Broker Contact
Address:	JP Morgan
383 Madison Avenue, 4th Floor
New York, NY 10179
Attention:	Kwame Agyeman
Telephone:	(347) 643-2592
Facsimile:	[●]
E-mail:	Americas.pbmo.ii@jpmorgan.com
Broker DTC Participant #:	DTC 352

[Signature Page to Transaction Agreement]

CONSENTING CONVERTIBLE NOTEHOLDERS:

UBS O’Connor, LLC on behalf of:
NINETEEN77 GLOBAL MULTI-STRATEGY ALPHA MASTER LIMITED, as a Noteholder

By:	/s/ Jeff Richmond
Name:	Jeff Richmond
Title:	Executive Director

By:	/s/ James DelMedico
Name:	James DelMedico
Title:	Executive Director

Aggregate principal amount of Convertible Notes issued pursuant to Rule 144A (CUSIP No. 47012EAG1) held on the date hereof: $21,270,000

Consenting Noteholder Contact
Address:	UBS O’Connor LLC
1 North Wacker Drive, 32nd Floor
Chicago, IL 60606
Attention:	Jeff R. Richmond
Telephone:	(312) 525-5839
Facsimile:	(312) 525-6271
E-mail:	Jeff. Richmond@ubs.com

DTC Participant/Broker Contact
Address:	Citi Investor Services
390 Greenwich Street, 6th Floor
New York, NY 10013
Attention:	Jay Aaronson
Telephone:	(212) 723-5690
Facsimile:	[●]
E-mail:	Jay.Aaronson@citi.com
Broker DTC Participant #:	DTC 505

[Signature Page to Transaction Agreement]

CONSENTING CONVERTIBLE NOTEHOLDERS:

CITADEL EQUITY FUND LTD., as a Noteholder
BY: CITADEL ADVISORS LLC, ITS PORTFOLIO MANAGER

By:	/s/ Christopher Ramsay
Name:	Christopher Ramsay
Title:	Authorized Signatory

Aggregate principal amount of Convertible Notes issued pursuant to Rule 144A (CUSIP No. 47012EAG1) held on the date hereof: $3,500,000

Consenting Noteholder Contact
Address:	131 S Dearborn Street, 32nd Floor
Chicago, IL 60603
Attention:	Kevin Newstead
Telephone:	(312) 395-4887
Facsimile:	(312) 395-7300
E-mail:	kevin.newstead@citadel.com

DTC Participant/Broker Contact
Address:	BOFA Securities, Inc.
222 Broadway, 11th Floor
New York, NY 10038
Attention:	Halima Dayton
Telephone:	(312) 992-2398
Facsimile:	(212) 553-2086
E-mail:	Halima.Dayton@bofa.com
Broker DTC Participant #:	DTC 5198

[Signature Page to Transaction Agreement]

CONSENTING CONVERTIBLE NOTEHOLDERS:

CONCISE SHORT TERM HIGH YIELD
MASTER FUND SPC, as a Noteholder

By:	/s/ Thomas Krasner
Name:	Thomas Krasner
Title:	Principal

Aggregate principal amount of Convertible Notes issued pursuant to Rule 144A (CUSIP No. 47012EAG1) held on the date hereof: $1,882,000

Consenting Noteholder Contact
Address:	Concise Capital Management, LP
1111 Brickell Avenue, Suite 1525
Miami, FL 33131
Attention:	Thomas Krasner
Telephone:	(305) 371-4578
Facsimile:	(305) 503-8839
E-mail:	Trade@concisecapital.com

DTC Participant/Broker Contact
Address:	Cowen Prime Services LLC
599 Lexington Avenue, 27th Floor
New York, NY 10022
Attention:	Christopher Luppino
Telephone:	(646) 562-1679
Facsimile:	[●]
E-mail:	operations@cowenprime.com;
Christopher.Luppino@cowen.com
Broker DTC Participant #:	DTC 443

[Signature Page to Transaction Agreement]

CONSENTING CONVERTIBLE NOTEHOLDERS:

MERCER QIF FUND PLC – MERCER INVESTMENT FUND I, as a Noteholder

By:	/s/ Thomas Krasner
Name:	Thomas Krasner
Title:	Principal

Aggregate principal amount of Convertible Notes issued pursuant to Rule 144A (CUSIP No. 47012EAG1) held on the date hereof: $3,588,000

Consenting Noteholder Contact
Address:	Concise Capital Management, LP
1111 Brickell Avenue, Suite 1525
Miami, FL 33131
Attention:	Thomas Krasner
Telephone:	(305) 371-4578
Facsimile:	(305) 503-8839
E-mail:	Trade@concisecapital.com

DTC Participant/Broker Contact
Address:	State Street
1776 Heritage Drive
Quincy, Ma 02171
Attention:	Melissa Curlanis
Telephone:	(617) 985-3289
Facsimile:	[●]
E-mail:	SSC_AMS24_INC@StateStreet.com
mkcurlanis@statestreet.com
Broker DTC Participant #:	DTC 997

[Signature Page to Transaction Agreement]

CONSENTING CONVERTIBLE NOTEHOLDERS:

THE SARATOGA ADVANTAGE TRUST –
JAMES ALPHA HEDGED HIGH INCOME PORTFOLIO, as a Noteholder

By:	/s/ Thomas Krasner
Name:	Thomas Krasner
Title:	Principal

Aggregate principal amount of Convertible Notes issued pursuant to Rule 144A (CUSIP No. 47012EAG1) held on the date hereof: $337,000

Consenting Noteholder Contact
Address:	Concise Capital Management, LP
1111 Brickell Avenue, Suite 1525
Miami, FL 33131
Attention:	Thomas Krasner
Telephone:	(305) 371-4578
Facsimile:	(305) 503-8839
E-mail:	Trade@concisecapital.com

DTC Participant/Broker Contact
Address:	Bank of New York
2 Hanson Place, 7th Floor
Brooklyn, NY 11217
Attention:	Bernard Poelker
Telephone:	(718) 315-3624
Facsimile:	[●]
E-mail:	bernard.poelker@bnymellon.com;
GeminiNE-Custody@ultimusfundsolutions.com
Broker DTC Participant #:	DTC 901

[Signature Page to Transaction Agreement]

CONSENTING CONVERTIBLE NOTEHOLDERS:

CONCISE SHORT TERM HIGH YIELD
FUND, as a Noteholder

By:	/s/ Thomas Krasner
Name:	Thomas Krasner
Title:	Principal

Aggregate principal amount of Convertible Notes issued pursuant to Rule 144A (CUSIP No. 47012EAG1) held on the date hereof: $1,825,000

Consenting Noteholder Contact
Address:	Concise Capital Management, LP
1111 Brickell Avenue, Suite 1525,
Miami, FL 33131
Attention:	Thomas Krasner
Telephone:	(305) 371-4578
Facsimile:	(305) 503-8839
E-mail:	Trade@concisecapital.com

DTC Participant/Broker Contact
Address:	JP Morgan
4 Chase Metrotech Center, 6th Floor
Brooklyn, NY 11245
Attention:	Stephen Tamayo
Telephone:	(718) 242-5628
Facsimile:	[●]
E-mail:	Stephen.v.tamayo@jpmorgan.com;
custody.mo.red@jpmorgan.com
Broker DTC Participant #:	DTC 902

[Signature Page to Transaction Agreement]

CONSENTING CONVERTIBLE NOTEHOLDERS:

THE BEEBEE FOUNDATION,
as a Noteholder

By:	/s/ Thomas Krasner
Name:	Thomas Krasner
Title:	Principal

Aggregate principal amount of Convertible Notes issued pursuant to Rule 144A (CUSIP No. 47012EAG1) held on the date hereof: $268,000

Consenting Noteholder Contact
Address:	Concise Capital Management, LP
1111 Brickell Avenue, Suite 1525,
Miami, FL 33131
Attention:	Thomas Krasner
Telephone:	(305) 371-4578
Facsimile:	(305) 503-8839
E-mail:	Trade@concisecapital.com

DTC Participant/Broker Contact
Address:	Northern Trust
801 South Canal
Chicago, IL 60607
Attention:	Carmen Lopez
Telephone:	(312) 557-7739
Facsimile:	[●]
E-mail:	IMLG_National_Team@ntrs.com;
cl26@ntrs.com
Broker DTC Participant #:	DTC 2669

[Signature Page to Transaction Agreement]

CONSENTING OASIS NOTEHOLDER:

OASIS INVESTMENTS II MASTER FUND LTD.

By:	/s/ Phillip Meyer
Name:	Phillip Meyer
Title:	Director

Aggregate principal amount of Convertible Notes issued pursuant to Rule 144A (CUSIP No. 47012EAG1) held on the date hereof: $7,250,000

Total accrued but unpaid interest on aggregate principal amount of Convertible Notes issued pursuant to Rule 144A (CUSIP No. 47012EAG1) held on the date hereof: $66,760.42

Aggregate principal amount of 2017 Oasis Notes issued pursuant to Rule 144A (CUSIP No. AP9531629) held on the date hereof: $21,550,000

Aggregate principal amount of 2018 Oasis Notes issued pursuant to Rule 144A (CUSIP No. AT7867597) held on the date hereof: $8,000,000

Total accrued but unpaid interest on aggregate principal amount of Oasis Notes held on the date hereof: $261,435.42

Consenting Noteholder Contact
Address:	c/o Oasis Legal
Oasis Management (Hong Kong)
21st Floor, Man Yee Building, 68 Des Voeux Road, Central, Hong Kong
Attention:	General Counsel
Telephone:	(852) 2847 7708
E-mail:	OasisLegal@oasiscm.com &
ashoghi@us.oasiscm.com

DTC Participant/Broker Contact
Address:

Attention:
Telephone:
Facsimile:
E-mail:
Broker DTC Participant #:	5208

[Signature Page to Transaction Agreement]